Workiva Announces Fourth Quarter and Full Year 2025 Financial Results
Fiscal fourth quarter subscription & support revenue increased by 21%
Total revenue was $239 million, up 20% year-over-year
GAAP operating margin was 3.4%, non-GAAP operating margin was 19.1%

Fiscal year 2025 subscription & support revenue increased by 22%
Total revenue was $885 million, up 20% year-over-year
GAAP operating margin was (4.8)%, non-GAAP operating margin was 9.9%
Operating cash flow margin was 15.8%, free cash flow margin was 15.6%
Repurchased $72 million worth of Class A common stock in 2025 under the 2024 share repurchase plan
Announced increase to 2024 share repurchase plan by additional $250 million

NEW YORK - February 19, 2026 – Workiva Inc. (NYSE: WK), a leading, AI-powered platform for trust, transparency, and accountability, today announced financial results for its fourth quarter and full year ended December 31, 2025.
“We had a strong finish to the year, with accelerated growth and profitability compared to last year. Our fit-for-purpose solutions for Financial Reporting, GRC, and Sustainability continue to resonate with the office of the CFO, delivering trusted data and insights in the AI era,” said Julie Iskow, President & Chief Executive Officer. “Our Q4 performance underscores the critical relevance of our AI-powered platform in delivering trust and transparency. FY 2025 was also a year of strategic evolution that sets us up well for the long-term durable growth opportunity we see ahead of us, built on a foundation of innovation and reliability.”
“We outperformed both the top and bottom line driven by strong execution across the business. FY 2025 subscription revenue grew by 22% year-over-year, and non-GAAP operating margin was 9.9%, up from 4.3% the year prior,” said Barbara Larson, Chief Financial Officer. “I'm thrilled to have joined Workiva on the heels of an outstanding year. I look forward to partnering with Julie to drive operational excellence, focus on continued margin expansion, and execute a growth strategy that positions us to surpass one billion dollars in total revenue in 2026.”
Fourth Quarter 2025 Financial Results
•Revenue: Total revenue for the fourth quarter of 2025 reached $239 million, an increase of 20% from $200 million in the fourth quarter of 2024. Subscription and support revenue contributed $219 million, up 21% versus the fourth quarter of 2024. Professional services revenue was $20 million, up slightly from the fourth quarter of 2024.
•Operating Margin: GAAP operating margin for the fourth quarter of 2025 was 3.4% compared to (6.6)% in the prior year's fourth quarter. Non-GAAP operating margin was 19.1% compared to 7.4% in the fourth quarter of 2024.
•GAAP Net Income (Loss): GAAP net income for the fourth quarter of 2025 was $12 million compared with a net loss of $(9) million for the prior year's fourth quarter. GAAP net income per basic share and diluted share was $0.21 and $0.20, respectively, compared with a net loss per basic and diluted share of $(0.16) in the fourth quarter of 2024.
•Non-GAAP Net Income: Non-GAAP net income for the fourth quarter of 2025 was $50 million compared with non-GAAP net income of $19 million in the prior year's fourth quarter. Non-GAAP net income per basic share and diluted share in the fourth quarter of 2025 was $0.88 and $0.78, respectively, compared with non-GAAP net income per basic share and diluted share of $0.35 and $0.33, respectively, in the fourth quarter of 2024.
•Liquidity: As of December 31, 2025, Workiva had cash, cash equivalents, and marketable securities totaling $892 million, compared with $816 million as of December 31, 2024. Workiva had $71 million aggregate principal amount of 1.125% convertible senior notes due in 2026, $702 million aggregate principal amount of 1.250% convertible senior notes due in 2028, and $14 million of finance lease obligations outstanding as of December 31, 2025.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 6,624 customers as of December 31, 2025, a net increase of 319 customers from December 31, 2024.
•Retention Rate: As of December 31, 2025, Workiva's gross retention rate was 97%, and the net retention rate was 113%. Net retention includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of December 31, 2025, Workiva had 2,507 customers with an annual contract value (“ACV”) of more than $100,000, up 22% from 2,055 customers at December 31, 2024. Workiva had 592 customers with an ACV of more than $300,000, up 42% from 416 customers in the fourth quarter of 2024. Workiva had 248 customers with an ACV of more than $500,000, up 37% from 181 customers in the fourth quarter of 2024.
•Share Repurchase Plan: On July 30, 2024, our board of directors authorized a share repurchase plan for up to $100 million of our outstanding Class A common stock. During the fourth quarter of 2025, Workiva purchased approximately 131,000 shares for $12 million under the plan. As of December 31, 2025, approximately $28 million remained available under the plan for future share repurchases. On February 16, 2026, our board of directors modified the repurchase plan to authorize an additional $250 million of the Company’s outstanding Class A common stock for repurchase under the plan.
Full Year 2025 Financial Results
•Revenue: Total revenue for the full year 2025 reached $885 million, an increase of 20% from $739 million in 2024. Subscription and support revenue contributed $813 million, up 22% compared to 2024. Professional services revenue was $72 million, relatively flat compared to the prior year.
•Operating Margin: GAAP operating margin for 2025 was (4.8)% compared to (10.3)% in the prior year. Non-GAAP operating margin was 9.9% compared to 4.3% in 2024.
•GAAP Net Loss: GAAP net loss for 2025 was $(26) million compared with a net loss of $(55) million in the prior year. GAAP net loss per basic and diluted share was $(0.47) compared with a net loss per basic and diluted share of $(0.99) in 2024.
•Non-GAAP Net Income: Non-GAAP net income for 2025 was $104 million compared with non-GAAP net income of $54 million in the prior year. Non-GAAP net income per basic share and diluted share in 2025 was $1.84 and $1.78, respectively, compared with non-GAAP net income per basic share and diluted share of $0.97 and $0.94, respectively, in 2024.
•Cash Flow: Net cash provided by operating activities was $140 million in 2025, compared to cash provided by operating activities of $88 million in 2024. Free cash flow was $138 million in 2025 compared to free cash flow of $86 million in 2024. Free cash flow margin was 15.6% in 2025 compared to 11.7% in 2024.
Financial Outlook
As of February 19, 2026, Workiva is providing guidance as follows:
First Quarter 2026 Guidance:
•Total revenue is expected to be in the range of $244 million to $246 million.
•GAAP operating margin is expected to be in the range of 2.7% to 3.3%.
•Non-GAAP operating margin is expected to be in the range of 15.5% to 16.0%.
•GAAP net income per diluted share is expected to be in the range of $0.17 to $0.20 using 57.7 million shares.
•Non-GAAP net income per diluted share is expected to be in the range of $0.64 to $0.67 using 63.8 million shares.
Full Year 2026 Guidance:
•Total revenue is expected to be in the range of $1.036 billion to $1.040 billion.
•GAAP operating margin is expected to be in the range of 2.6% to 3.2%.
•Non-GAAP operating margin is expected to be in the range of 15.0% to 15.5%.
•GAAP net income per diluted share is expected to be in the range of $0.70 to $0.80 using 57.8 million shares.
•Non-GAAP net income per diluted share is expected to be in the range of $2.66 to $2.76 using 63.0 million shares.
•Free cash flow margin is expected to be approximately 19%.
Quarterly Conference Call
Workiva will host a webcast today at 5:00 p.m. Eastern Time to review the Company’s financial results for the fourth quarter and full fiscal year 2025, in addition to discussing the Company’s outlook for the first quarter and full year 2026. The call can be accessed by dialing 1-833-630-1956 (U.S. domestic) or 1-412-317-1837 (international). Additionally, a live webcast and replay will be available at https://investor.workiva.com/news-events/events.
About Workiva
Workiva Inc. (NYSE: WK) powers trust, transparency, and accountability. Accounting, finance, sustainability, risk and audit teams from more than 6,600 organizations, including over 85% of Fortune 1,000 companies rely on Workiva for their mission-critical work. We transform how customers connect data, unify processes, and empower teams in a secure, audit-ready, AI-powered collaborative platform. Learn more at workiva.com.
Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit, non-GAAP income from operations and non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, free cash flow and free cash flow margin is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.
Non-GAAP gross profit is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets attributable to cost of revenues from gross profit. Non-GAAP income from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income from operations by revenues. Non-GAAP net income is calculated by excluding stock-based compensation expense, net of tax and amortization expense for acquisition-related intangible assets from net income (loss). Non-GAAP net income per share is calculated by dividing non-GAAP net income by the weighted- average shares outstanding as presented in the calculation of GAAP net income (loss) per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe they are reflective of ongoing operations.
Free cash flow, a non-GAAP measure, represents cash flow from operating activities less purchase of property and equipment. Free cash flow margin is calculated by dividing free cash flow by total revenue. We consider free cash flow and free cash flow margin to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.
Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance," "target," "goal," "project," "continue to," "confident," or the negative of those terms or other comparable terminology.
Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Investor Contact:		Media Contact:
Katie White		Bill Bode
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(unaudited)
Revenue
Subscription and support	$219,332	$180,897	$812,627	$667,646
Professional services	19,603	18,992	71,941	71,034
Total revenue	238,935	199,889	884,568	738,680
Cost of revenue
Subscription and support (1)	33,482	32,204	136,645	118,697
Professional services (1)	12,685	13,485	53,785	53,358
Total cost of revenue	46,167	45,689	190,430	172,055
Gross profit	192,768	154,200	694,138	566,625
Operating expenses
Research and development (1)	54,818	50,607	214,844	192,935
Sales and marketing (1)	102,049	90,157	408,872	347,243
General and administrative (1)	28,041	26,756	112,863	102,981
Total operating expenses	184,908	167,520	736,579	643,159
Income (loss) from operations	7,860	(13,320)	(42,441)	(76,534)
Interest income	8,620	9,306	34,153	39,395
Interest expense	(3,193)	(3,197)	(12,777)	(12,865)
Other (expense) income, net	(699)	872	(1,350)	563
Income (loss) before provision for income taxes	12,588	(6,339)	(22,415)	(49,441)
Provision for income taxes	772	2,476	3,754	5,601
Net income (loss)	$11,816	$(8,815)	$(26,169)	$(55,042)
Net income (loss) per common share:
Basic	$0.21	$(0.16)	$(0.47)	$(0.99)
Diluted	$0.20	$(0.16)	$(0.47)	$(0.99)
Weighted-average common shares outstanding
Basic	56,503,191	55,739,950	56,272,517	55,355,381
Diluted	57,903,207	55,739,950	56,272,517	55,355,381

(1) Includes stock-based compensation expense as follows:

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(unaudited)
Cost of revenue
Subscription and support	$2,692	$2,271	$10,271	$7,979
Professional services	1,057	873	4,261	3,221
Operating expenses
Research and development	9,669	5,562	28,867	21,036
Sales and marketing	12,612	8,869	42,108	35,339
General and administrative	10,314	8,696	37,438	34,575

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	As of December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$338,769	$301,835
Marketable securities	552,852	514,585
Accounts receivable, net	168,984	148,433
Deferred costs	62,619	50,914
Other receivables	10,383	10,276
Prepaid expenses and other	28,778	22,199
Total current assets	1,162,385	1,048,242
Property and equipment, net	20,546	21,825
Operating lease right-of-use assets	13,986	11,786
Deferred costs, non-current	59,767	54,858
Goodwill	206,164	196,844
Intangible assets, net	22,270	27,389
Other assets	8,453	7,525
Total assets	$1,493,571	$1,368,469
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$8,932	$7,747
Accrued expenses and other current liabilities	113,115	126,508
Deferred revenue	547,919	457,608
Convertible senior notes, current	71,072	—
Finance lease obligations	614	562
Total current liabilities	741,652	592,425
Convertible senior notes, non-current	696,263	764,891
Deferred revenue, non-current	37,305	29,681
Other long-term liabilities	92	227
Operating lease liabilities, non-current	10,472	9,441
Finance lease obligations, non-current	13,223	13,488
Total liabilities	1,499,007	1,410,153
Stockholders’ deficit
Common stock	57	56
Additional paid-in-capital	720,923	672,363
Accumulated deficit	(733,852)	(707,683)
Accumulated other comprehensive income (loss)	7,436	(6,420)
Total stockholders’ deficit	(5,436)	(41,684)
Total liabilities and stockholders’ deficit	$1,493,571	$1,368,469

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(unaudited)
Cash flows from operating activities
Net income (loss)	$11,816	$(8,815)	$(26,169)	$(55,042)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	2,461	2,911	10,990	11,003
Stock-based compensation expense	36,344	26,271	122,945	102,150
Provision for (recovery of) doubtful accounts	72	85	(214)	39
Accretion of premiums and discounts on marketable securities, net	(940)	(2,286)	(5,144)	(11,829)
Amortization of debt discount and issuance costs	612	610	2,444	2,436
Deferred income tax	(321)	(337)	(396)	(629)
Changes in assets and liabilities:
Accounts receivable	(24,357)	(12,845)	(17,475)	(24,352)
Deferred costs	(15,096)	(19,337)	(13,732)	(34,477)
Operating lease right-of-use assets	1,500	1,328	5,636	5,136
Other receivables	(229)	(1,680)	(8)	1,116
Prepaid expenses and other	(3,162)	(1,311)	(6,083)	1,453
Other assets	(1,047)	(1,094)	(356)	(2,285)
Accounts payable	(2,314)	(5,231)	651	2,399
Deferred revenue	55,862	51,681	88,703	73,840
Operating lease liabilities	(1,230)	(907)	(4,121)	(3,738)
Accrued expenses and other liabilities	(9,009)	14,927	(17,601)	20,486
Net cash provided by operating activities	50,962	43,970	140,070	87,706
Cash flows from investing activities
Purchase of property and equipment	(226)	(809)	(2,075)	(1,363)
Purchase of marketable securities	(112,221)	(92,160)	(425,492)	(402,235)
Maturities of marketable securities	98,771	106,290	390,473	452,023
Sale of marketable securities	2,533	—	2,533	4,609
Acquisitions, net of cash acquired	—	—	—	(98,092)
Purchase of intangible assets	(286)	(74)	(391)	(191)
Net cash (used in) provided by investing activities	(11,429)	13,247	(34,952)	(45,249)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	3,346	1,044	6,220	4,909
Taxes paid related to net share settlements of stock-based compensation awards	(9,154)	(34)	(22,674)	(11,458)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	13,698	13,822
Repurchases of Class A common stock	(11,507)	—	(71,628)	—
Principal payments on finance lease obligations	(142)	(137)	(560)	(532)
Net cash (used in) provided by financing activities	(17,457)	873	(74,944)	6,741
Effect of foreign exchange rates on cash	779	(4,494)	6,957	(3,569)
Net increase in cash, cash equivalents, and restricted cash	22,855	53,596	37,131	45,629
Cash, cash equivalents, and restricted cash at beginning of period	316,626	248,754	302,350	256,721
Cash, cash equivalents, and restricted cash at end of period	$339,481	$302,350	$339,481	$302,350

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(unaudited)
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$338,769	$301,835	$338,769	$301,835
Restricted cash included within prepaid expenses and other at end of period	712	515	712	515
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$339,481	$302,350	$339,481	$302,350

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Gross profit, subscription and support	$185,850	$148,693	$675,982	$548,949
Add back: Stock-based compensation	2,692	2,271	10,271	7,979
Add back: Amortization of acquisition-related intangibles	970	916	3,771	1,923
Gross profit, subscription and support, non-GAAP	$189,512	$151,880	$690,024	$558,851

Gross profit, professional services	$6,918	$5,507	$18,156	$17,676
Add back: Stock-based compensation	1,057	873	4,261	3,221
Gross profit, professional services, non-GAAP	$7,975	$6,380	$22,417	$20,897

Gross profit	$192,768	$154,200	$694,138	$566,625
Add back: Stock-based compensation	3,749	3,144	14,532	11,200
Add back: Amortization of acquisition-related intangibles	970	916	3,771	1,923
Gross profit, non-GAAP	$197,487	$158,260	$712,441	$579,748

Cost of revenue, subscription and support	$33,482	$32,204	$136,645	$118,697
Less: Stock-based compensation	2,692	2,271	10,271	7,979
Less: Amortization of acquisition-related intangibles	970	916	3,771	1,923
Cost of revenue, subscription and support, non-GAAP	$29,820	$29,017	$122,603	$108,795

Cost of revenue, professional services	$12,685	$13,485	$53,785	$53,358
Less: Stock-based compensation	1,057	873	4,261	3,221
Cost of revenue, professional services, non-GAAP	$11,628	$12,612	$49,524	$50,137

Research and development	$54,818	$50,607	$214,844	$192,935
Less: Stock-based compensation	9,669	5,562	28,867	21,036
Less: Amortization of acquisition-related intangibles	69	495	1,279	2,762
Research and development, non-GAAP	$45,080	$44,550	$184,698	$169,137

Sales and marketing	$102,049	$90,157	$408,872	$347,243
Less: Stock-based compensation	12,612	8,869	42,108	35,339
Less: Amortization of acquisition-related intangibles	489	453	1,905	1,745
Sales and marketing, non-GAAP	$88,948	$80,835	$364,859	$310,159

General and administrative	$28,041	$26,756	$112,863	$102,981
Less: Stock-based compensation	10,314	8,696	37,438	34,575
General and administrative, non-GAAP	$17,727	$18,060	$75,425	$68,406

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
Income (loss) from operations	$7,860	$(13,320)	$(42,441)	$(76,534)
Add back: Stock-based compensation	36,344	26,271	122,945	102,150
Add back: Amortization of acquisition-related intangibles	1,528	1,864	6,955	6,429
Income from operations, non-GAAP	$45,732	$14,815	$87,459	$32,045
GAAP operating margin	3.4%	(6.6)%	(4.8)%	(10.3)%
Non-GAAP operating margin	19.1%	7.4%	9.9%	4.3%

Net income (loss)	$11,816	$(8,815)	$(26,169)	$(55,042)
Add back: Stock-based compensation	36,344	26,271	122,945	102,150
Add back: Amortization of acquisition-related intangibles	1,528	1,864	6,955	6,429
Net income, non-GAAP	$49,688	$19,320	$103,731	$53,537

Net income (loss) per basic share	$0.21	$(0.16)	$(0.47)	$(0.99)
Add back: Stock-based compensation	0.64	0.48	2.19	1.84
Add back: Amortization of acquisition-related intangibles	0.03	0.03	0.12	0.12
Net income per basic share, non-GAAP	$0.88	$0.35	$1.84	$0.97
Net income (loss) per diluted share	$0.20	$(0.16)	$(0.47)	$(0.99)
Net income per diluted share, non-GAAP	$0.78	$0.33	$1.78	$0.94

Weighted-average common shares outstanding - diluted	57,903,207	55,739,950	56,272,517	55,355,381
Weighted-average common shares outstanding - diluted, non-GAAP	64,035,232	58,305,243	58,295,120	56,687,199

Net cash provided by operating activities	$50,962	43,970	140,070	87,706
Purchase of property and equipment	(226)	(809)	(2,075)	(1,363)
Free cash flow	$50,736	$43,161	$137,995	$86,343
Operating cash flow margin	21.3%	22.0%	15.8%	11.9%
Free cash flow margin	21.2%	21.6%	15.6%	11.7%

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE
	Three months ending March 31, 2026			Year ending December 31, 2026

GAAP operating margin	2.7%	-	3.3%	2.6%	-	3.2%
Add back: Stock-based compensation	12.2%	-	12.1%	11.8%	-	11.7%
Add back: Amortization of acquisition-related intangibles	0.6%	-	0.6%	0.6%	-	0.6%
Non-GAAP operating margin	15.5%	-	16.0%	15.0%	-	15.5%

Net income per diluted share, GAAP	$0.17	-	$0.20	$0.70	-	$0.80
Add back: Stock-based compensation	0.51	-	0.51	2.11	-	2.11
Add back: Amortization of acquisition-related intangibles	0.03	-	0.03	0.10	-	0.10
Effect of potentially dilutive securities	(0.07)	-	(0.07)	(0.25)	-	(0.25)
Net income per diluted share, non-GAAP	$0.64	-	$0.67	$2.66	-	$2.76

Weighted-average common shares used in calculating GAAP earnings per share, diluted	57,700,000		57,700,000	57,800,000		57,800,000
Weighted-average common shares used in calculating non-GAAP earnings per share, diluted	63,800,000		63,800,000	63,000,000		63,000,000